UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         May 19, 2016

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35740	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2016 (the “Separation Date”), the Board of Directors of USA Truck, Inc. (the “Company”) unanimously approved a separation agreement between Michael K. Borrows and the Company (the “Separation Agreement”) and accepted Mr. Borrows’ resignation as Executive Vice President and Chief Financial Officer of the Company. The benefits provided to Mr. Borrows under the Separation Agreement are substantially consistent with benefits Mr. Borrows would have been entitled to receive under his previously disclosed Executive Severance and Change in Control Agreement, dated July 29, 2015, if the Company had terminated his employment without Cause (as defined therein). The material terms of the Separation Agreement are as follows: (i) Mr. Borrows will receive severance pay equal to his current base salary ($300,000 per year) for a period of eighteen months following the Separation Date and (ii) Mr. Borrows will receive a lump sum payment of $180,000, representing the target amount of short term cash incentive compensation that would have been awarded to and earned by Mr. Borrows under the 2016 Management Bonus Plan, assuming all performance and other vesting criteria were satisfied at the target level for 2016. In addition, the Separation Agreement contains a customary release of claims, non-solicitation, non-disparagement, and confidentiality covenants in favor of the Company. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2016. The Separation Agreement is revocable by Mr. Borrows through May 26, 2016.

Item 7.01                      Regulation FD Disclosure

The Company expects to accrue approximately $650,000 in pretax expense during the quarter ended June 30, 2016, in respect of the Separation Agreement as a discrete item.

The information contained in Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Item 7.01 of this report may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements concerning the expected severance benefits accrual described herein, are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	May 24, 2016	/s/ John R. Rogers
John R. Rogers
President and Chief Executive Officer